Exhibit 10.1

EXECUTION VERSION

ELEVENTH AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AGREEMENT

This Eleventh Amendment to the Fifth Amended and Restated Loan Agreement (this "Amendment"), dated as of June 27, 2025, is entered into by and among WHITEHORSE FINANCE CREDIT I, LLC (the "Company"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as

lender (the "Lender") and administrative agent (the "Administrative Agent"), CITIBANK, N.A., as collateral agent (the "Collateral Agent") and securities intermediary (the "Securities Intermediary"), WHITEHORSE FINANCE, INC. (the "Portfolio Manager") and VIRTUS GROUP LP, as collateral administrator (the "Collateral Administrator"). Reference is hereby made to the Fifth Amended and Restated Loan Agreement (as amended by the First Amendment dated as of July 15, 2021, as amended by the Second Amendment dated as of October 4, 2021, as amended by the Third Amendment dated as of January 4, 2022, as amended by the Fourth Amendment dated as of February 4, 2022, as amended by the Fifth Amendment dated as of March 30, 2022, as amended by the Sixth Amendment dated as of April 12, 2023, as amended by the Seventh Amendment dated as of June 28, 2024, as amended by the Eighth Amendment dated as of November 21, 2024, as amended by the Ninth Amendment dated as of December 19, 2024, as amended by the Tenth Amendment dated as of January 17, 2025 and as further amended or modified from time to time, the "Loan Agreement"), dated as of April 28, 2021, among the Company, the Lender, the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Portfolio Manager and the Collateral Administrator. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan Agreement.

WHEREAS, the parties hereto are parties to the Loan Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Loan Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Loan Agreement is hereby amended as follows: SECTION 1.AMENDMENT TO THE LOAN AGREEMENT

The Loan Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto. Exhibit A hereto constitutes a conformed copy of the Loan Agreement.

SECTION 2.MISCELLANEOUS.

(A)The parties hereto hereby agree that, except as specifically amended herein, the Loan Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan Agreement, or constitute a waiver of any provision of any other agreement.
(B)The Collateral Administrator, the Collateral Agent and the Securities Intermediary are hereby directed to execute and deliver this Amendment.
(C)The effectiveness of this Amendment to the Agreement shall be subject to receipt by the Administrative Agent of executed counterparts of this Amendment from each party hereto.
(D)The Portfolio Manager hereby certifies that (i) all of the Company’s representations and warranties set forth in Section 6.01 of the Loan Agreement are true and correct (subject to any materiality qualifiers set forth therein) as of the date hereof and (ii) as of the date hereof, no Default, Event of Default or Market Value Cure Failure has occurred and is continuing.

(E)THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(F)This Amendment may be executed in any number of counterparts by email or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
(G)	This Amendment shall be effective as of the date of this Amendment first written above.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WHITEHORSE FINANCE CREDIT I, LLC

____________________________

By: /s/ Joyson Thomas Name: Joyson Thomas

Title: Authorized Signatory

WHITEHORSE FINANCE, INC., as Portfolio Manager

____________________________

By /s/ Joyson Thomas

Name: Joyson Thomas

Title: Authorized Signatory

Eleventh Amendment to the Fifth Amended and Restated Loan Agreement

JPMORGAN CHASE BANK, NATIONAL

ASSOCIATION, as Administrative Agent

By  /s/ Louis Cerrotta  Name: Louis Cerrotta

Title: Executive Director

The Financing Provider

JPMORGAN CHASE BANK, NATIONAL

ASSOCIATION, as Lender

By /s/ Louis Cerrotta

Name: Louis Cerrotta Title: Executive Director

Eleventh Amendment to the Fifth Amended and Restated Loan Agreement

CITIBANK, N.A., as Collateral Agent

By  /s/ Jose Mayorga  Name: Jose Mayorga

Title: Senior Trust Officer

CITIBANK, N.A., as Securities Intermediary

By  /s/ Jose Mayogra  Name: Jose Mayorga

Title: Senior Trust Officer

Eleventh Amendment to the Fifth Amended and Restated Loan Agreement

VIRTUS GROUP LP, as Collateral Administrator

By: Rocket Partners Holdings, LLC, its General Partner

By /s/ Lisa Baltagi

Name: Title:

Lisa Baltagi

Authorized Signatory

Eleventh Amendment to the Fifth Amended and Restated Loan Agreement

Exhibit A

Changed Pages to Conformed Loan Agreement

Execution Version

Conformed through the ~~Tenth~~Eleventh Amendment to the Fifth Amended and Restated Loan Agreement

dated as of ~~January 17~~June 27, 2025

FIFTH AMENDED AND RESTATED LOAN AGREEMENT

dated as of April 28, 2021 among

WHITEHORSE FINANCE CREDIT I, LLC

The Financing Providers Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent and

WHITEHORSE FINANCE, INC.,

as Portfolio Manager

"Material Amendment" has the meaning set forth in Section 10.06(c).

"Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

"Maximum Rate" has the meaning set forth in Section 10.08.

"Mezzanine Obligation" means a Portfolio Investment which is unsecured, subordinated debt of a company that represents a claim on such company's assets which is senior only to that of the equity securities of such company.

"Minimum Equity Test" means a test that will be satisfied on any date of determination if the sum of the Net Asset Value minus the Net Advances as of such date exceeds the Market Value of the four (4) largest Portfolio Investments (after giving effect to any haircuts applied for the purposes of the Concentration Limitations) as of such date.

"Minimum Funding Amount" means, with respect to the Financing Commitment, on any date of determination, the amount set forth in the table below; provided that, on and after any Commitment Increase Date, the Minimum Funding Amount shall be the amount specified above plus 70% of the increase in the Financing Commitment resulting from the Commitment Increase Request and any prior Commitment Increase Request:

Period Start Date	Period End Date	Minimum Funding Amount (U.S.$ or % of the Financing Commitment)
Amendment Date	One day prior to the Tenth Amendment Effective Date	234,500,000
Tenth Amendment Effective Date	To and including the last day of the Reinvestment Period	~~If an~~Following the Optional Commitment Reduction Date ~~has occurred~~, pursuant to the chart set forth below ~~If an~~On and prior to the Optional Commitment Reduction Date ~~has not occurred,~~, 234,500,000

Following ~~an~~the Optional Commitment Reduction Date:

Period Start Date	Period End Date	Minimum Funding Amount (U.S.$ or % of the Financing Commitment)
Optional Commitment Reduction	The day three (3) months minus

Date, if any	one day following the Optional Commitment Reduction Date~~, if any~~	0%
The day three (3) months following the Optional Commitment Reduction Date~~, if any~~	The day six (6) months minus one day following the Optional Commitment Reduction Date~~, if any~~	25%
The day six (6) months following the Optional Commitment Reduction Date~~, if any~~	Thereafter	50%

"MV Cure Account" has the meaning set forth in Section 8.01(a).

"Nationally Recognized Valuation Provider" means (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp., (iv) Valuation Research Corporation, (v) FTI Consulting, Inc. and (vi) Murray Devine and (vii) Alvarez & Marsal; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager; provided, further, that (A) the Administrative Agent may remove up to three providers from this definition by written notice to the Company and the Portfolio Manager and (B) upon any such removal, the Company may add an equivalent number of entities providing professional asset valuation services to this definition (with the consent of the Administrative Agent).

"Net Advances" means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Accounts, the Permitted CAD Accounts, the Permitted EUR Accounts and the Permitted GBP Accounts (including cash and Eligible Investments) representing Principal Proceeds (other than Principal Proceeds that have been identified for use to settle outstanding Purchase Commitments which have traded but not settled).

"Net Asset Value" means, (A) the sum of (I) the Market Value of each Portfolio Investment (both owned and in respect of which there are outstanding Purchase Commitments which have traded but not settled) in the Portfolio that is not (x) an Ineligible Investment or (y) a Portfolio Investment which has traded but not settled (i) in the case of a Loan, within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, within three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof, multiplied by (II) the funded principal amount of such Portfolio Investment minus (B) the Unfunded Exposure Shortfall; provided that product of the Market Value and the Concentration Limitation Excess will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

"New York Collateral" has the meaning set forth in Section 8.02(b).

"Non-Call Period" means the period beginning on, and including, the Amendment Date and ending on, but excluding, January 17, 2027.

"Non-Call Termination Event" means, at any time, that (a)(i) the Company has properly delivered at least ten (10) Notices of Acquisition over the course of the prior twelve calendar month period relating to proposed Portfolio Investments having credit characteristics similar to the Initial Portfolio Investments, (ii) each Notice of Acquisition has satisfied the Eligibility Criteria and approval process set forth in this Agreement (other than any requirement to obtain the consent of the Administrative Agent) and (iii) the Administrative Agent has rejected at least five (5) of such requests or

(b) the Lenders or the Administrative Agent demand compensation pursuant to Section 3.01(f). "Notice of Acquisition" has the meaning set forth in Section 1.02.

"NYFRB" means the Federal Reserve Bank of New York.

"Optional Commitment Reduction Date" ~~has the meaning set forth in Section 4.07(a)~~means June 23, 2025.

"Original Effective Date" means December 23, 2015. "Original Agreement" has the meaning set forth in the recitals.

"Other Connection Taxes" means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

"Other Plan Law" means any federal, state, local or other law or regulation that could cause the underlying assets of the Company to be treated as assets of any governmental, church, non-U.S. or other benefit plan (other than a Plan).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

"Parent" has the meaning set forth in the recitals.

"Partial PIK Portfolio Investment" means a Senior Secured Loan or a Second Lien Loan whose Underlying Instruments permit the "payment in kind" of interest, but require that interest at a rate at least equal to the sum of (a) the reference rate applicable to such Senior Secured Loan or Second Lien Loan plus (b) 2.5% is paid in cash on at least a semi-annual basis.

"Participant Register" has the meaning specified in Section 10.06(d). "Participation Interest" means a participation interest in a Loan or a debt security. "PATRIOT Act" has the meaning set forth in Section 2.04(f).

"Permitted CAD Account" means (i) the CAD Collection Account and/or (ii) the CAD Unfunded Exposure Account.

Permitted Distributions in accordance with this Agreement with two (2) Business Days prior notice to the Administrative Agent.

The Portfolio Manager shall notify the Administrative Agent and the Collateral Agent if the Portfolio Manager reasonably determines in good faith that any amounts in the Collection Account, the CAD Collection Account, the EUR Collection Account or the GBP Collection Account, as applicable, have been deposited in error or do not otherwise constitute Principal Proceeds, whereupon such amounts on deposit in the Collection Account, the CAD Collection Account, the EUR Collection Account or the GBP Collection Account, as applicable, may be withdrawn by the Collateral Agent (at the direction of the Company and with written confirmation from the Administrative Agent (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent)) on the next succeeding Business Day and remitted to the Company.

For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03.Principal and Interest Payments; Prepayments; Commitment Fee.

(a)The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Accounts, any Permitted CAD Account, any Permitted EUR Account or any Permitted GBP Account shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.
(b)Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the second sentence of Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. "Interest Payment Date" means the fifth Business Day after the last day of each Calculation Period.
(c)
(i)Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent or following the date of a Non-Call Termination Event, (B) in connection with a Market Value Cure or to cure a Default described in Article VII(n), or (C) subject to the payment of the premium described in clause (ii) below, up to but not more than three times during any Calculation Period; provided that, the Company may not prepay any outstanding Advances pursuant to this Section 4.03(c)(i)(C) during the Non-Call Period in an amount that would cause the aggregate outstanding principal amount of the Advances to be below the Minimum Funding Amount ~~or (D) one time on the Optional Commitment Reduction Date in any amount up to the amount of the then-current aggregate Advances~~. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to Section 4.03(c)(i)(A), or Section 4.03(c)(i)(C~~) or Section 4.03(c)(i)(D~~) not later than 2:00 p.m., New York City time, two

(2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly

(c)At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Collateral Agent to exchange amounts held in any Permitted CAD Account, any Permitted EUR Account or any Permitted GBP Account for USD, or exchange amounts in the Collection Account for any Permitted Non-USD Currency, in each case, at the Spot Rate for application hereunder.

SECTION 4.07.Termination or Reduction of Financing Commitments.

(a)After the Non-Call Period (or any other date if JPMorgan Chase Bank, National Association ceases to act as Administrative Agent or a Non-Call Termination Event has occurred), the Company shall be entitled at its option, subject to the payment of the premium described in Section 4.03(c)(ii), and upon three (3) Business Days' prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances. In addition, the Company ~~may~~and Lenders have agreed to reduce ~~in part the portion of~~ the Financing Commitments ~~that exceeds the sum of the outstanding Advances one time on any Business Day prior to July 17, 2025 in an amount up~~ to U.S.$~~235,000,000~~ (100,000,000 on the ~~"~~Optional Commitment Reduction Date~~") without any premium or penalty at any time (for the avoidance of doubt, there shall be no premium or penalty for any prepayment of Advances following a Non-Call Termination Event); provided that, for the avoidance of doubt,~~. Notwithstanding anything herein to the contrary, at no time may the Financing Commitments ~~may not~~ be reduced to an amount less than the then-current aggregate Advances.
(b)The Financing Commitments shall be automatically and irrevocably reduced on the date of any prepayment made in accordance with the definition of "Market Value Cure" or in connection with the cure of a Default described in Article VII(n) in an amount equal to the amount of such prepayment.
(c)	[Reserved].
(d)All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.
(e)The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V

THE PORTFOLIO MANAGER

SECTION 5.01.Appointment and Duties of the Portfolio Manager. The Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the investment management functions of the Company set forth herein, and the Portfolio Manager hereby accepts such appointment. For so long as no Market Value Event has occurred and subject to Section 1.04, the services to be provided by the Portfolio Manager shall consist of (x) selecting, purchasing, managing and directing the investment, reinvestment, substitution and disposition of Portfolio Investments, delivering Notices of Acquisition on behalf of and in the name of the Company and (y) acting on behalf of the Company for all other purposes hereof and the transactions contemplated hereby. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on the Company herein and in each other Loan Document. The Company hereby irrevocably appoints the Portfolio

SCHEDULE 1

Transaction Schedule

1.	Types of Financing

Available

Financing Limit

Advancesyes

Prior to a Commitment Increase Date: U.S.$~~335,000,000~~100,000,

000; After a Commitment Increase Date, if any, U.S.$~~335,000,000~~100,000,

000 plus the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to an aggregate Financing Limit of U.S.$375,000,000, as reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, not more than 20% of the Financing Limit may be utilized in Permitted Non-USD Currencies; provided that not more than 10% of the Financing Limit may be utilized in GBP.

2.	Financing ProvidersFinancing Commitment

Lender:	JPMorgan Chase Bank, National Association

Prior to a Commitment Increase Date: U.S.$~~335,000,000~~100,000,

000; After a Commitment Increase Date, if any, U.S.$~~335,000,000~~100,000,

000 plus the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase